                                                                    EXHIBIT 4.13


                              THERMADYNE MFG. LLC,
                                    AS ISSUER

                                       AND

                                   [TRUSTEE],
                                   AS TRUSTEE

                                 --------------

                                    INDENTURE

                              DATED AS OF [_______]

                                 --------------

                       JUNIOR SUBORDINATED NOTES DUE 2009

                                TABLE OF CONTENTS

                             ----------------------

                                                                                             PAGE
                                                                                             ----

                                             ARTICLE 1
                      DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.  Definitions......................................................................1
SECTION 1.02.  Other Definitions...............................................................10
SECTION 1.03.  Rules of Construction...........................................................10
SECTION 1.04.  Incorporation by Reference of TIA...............................................11
SECTION 1.05.  Conflict with TIA...............................................................11
SECTION 1.06.  Compliance Certificates and Opinions............................................11
SECTION 1.07.  Form of Documents Delivered to Trustee..........................................12
SECTION 1.08.  Acts of Noteholders; Record Dates...............................................12
SECTION 1.09.  Notices, Etc., to Trustee and Company...........................................14
SECTION 1.10.  Notices to Holders; Waivers.....................................................14
SECTION 1.11.  Effect of Headings and Table of Contents........................................15
SECTION 1.12.  Successors and Assigns..........................................................15
SECTION 1.13.  Separability Clause.............................................................15
SECTION 1.14.  Benefits of Indenture...........................................................15
SECTION 1.15.  Governing Law...................................................................15
SECTION 1.16.  Legal Holidays..................................................................15
SECTION 1.17.  No Personal Liability of Directors, Officers, Employees,
         Incorporators and Stockholders........................................................16
SECTION 1.18.  Exhibits and Schedules..........................................................16
SECTION 1.19.  Counterparts....................................................................16

                                             ARTICLE 2
                                            NOTE FORMS

SECTION 2.01.  Forms Generally.................................................................16
SECTION 2.02.  Form of Trustee' Certificate of Authentication..................................16
SECTION 2.03.  Restrictive Legends.............................................................17

                                             ARTICLE 3
                                             THE NOTES

SECTION 3.01.  Title and Terms.................................................................18
SECTION 3.02.  Denominations...................................................................20
SECTION 3.03.  Execution, Authentication and Delivery and Dating...............................20
SECTION 3.04.  Registration, Registration of Transfer and Exchange.............................20
SECTION 3.05.  Mutilated, Destroyed, Lost and Stolen Notes.....................................21
SECTION 3.06.  Payment of Interest Rights Preserved............................................22
SECTION 3.07.  Persons Deemed Owners...........................................................22
SECTION 3.08.  Cancellation....................................................................22
SECTION 3.09.  Computation of Interest and Accretion...........................................23
SECTION 3.10.  Transfer Provisions.............................................................23

                                                                                             PAGE
                                                                                             ----

                                             ARTICLE 4
                                             COVENANTS

SECTION 4.01.  Payment of Accreted Value and Interest..........................................25
SECTION 4.02.  Maintenance of Office or Agency.................................................25
SECTION 4.03.  Taxes...........................................................................25
SECTION 4.04.  Stay, Extension and Usury Laws..................................................25
SECTION 4.05.  Certificates to Trustee.........................................................25
SECTION 4.06.  Limitation on Certain Indebtedness..............................................26
SECTION 4.07.  Limitation on Redemption of Parity Securities and Junior
         Securities............................................................................26
SECTION 4.08.  Transactions with Affiliates....................................................26
SECTION 4.09.  Corporate Existence.............................................................27
SECTION 4.10.  Offer to Repurchase upon Change of Control......................................28

                                             ARTICLE 5
                              CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 5.01.  Consolidation, Merger or Sale of Assets.........................................29
SECTION 5.02.  Opinion of Counsel to Trustee...................................................29

                                             ARTICLE 6
                                             REMEDIES

SECTION 6.01.  Control by Majority.............................................................29
SECTION 6.02.  Limitation on Suits.............................................................30
SECTION 6.03.  Rights of Holders to Receive Payment............................................30
SECTION 6.04.  Trustee May File Proofs of Claim................................................30
SECTION 6.05.  Priorities......................................................................31
SECTION 6.06.  Undertaking for Costs...........................................................31
SECTION 6.07.  Restoration of Rights and Remedies..............................................31
SECTION 6.08.  Rights and Remedies Cumulative..................................................31

                                             ARTICLE 7
                                            THE TRUSTEE

SECTION 7.01.  Certain Duties and Responsibilities.............................................32
SECTION 7.02.  Certain Rights of Trustees......................................................32
SECTION 7.03.  Not Responsible for Recitals or Issuance of Notes...............................33
SECTION 7.04.  Trustee's Disclaimer............................................................34
SECTION 7.05.  May Hold Notes..................................................................34
SECTION 7.06.  Money Held in Trust.............................................................34
SECTION 7.07.  Compensation and Reimbursement..................................................34
SECTION 7.08.  Conflicting Interests...........................................................34
SECTION 7.09.  Corporate Trustee Required; Eligibility.........................................35

                                                                                             PAGE
                                                                                             ----

SECTION 7.10.  Resignation and Removal; Appointment of Successor...............................35
SECTION 7.11.  Acceptance of Appointment by Successor..........................................36
SECTION 7.12.  Merger, Conversion, Consolidation or Succession to Business.....................37
SECTION 7.13.  Preferential Collection of Claims Against the Company...........................37
SECTION 7.14.  Appointment of Authenticating Agent.............................................37

                                             ARTICLE 8
                       HOLDERS' LIST AND REPORTS BY TRUSTEE AND THE COMPANY

SECTION 8.01.  The Company to Furnish Trustee Names and Addresses of
         Holders...............................................................................37
SECTION 8.02.  Preservation of Information; Communications to Holders..........................38
SECTION 8.03.  Reports by Trustee..............................................................38

                                             ARTICLE 9
                                  AMENDMENT, SUPPLEMENT OR WAIVER

SECTION 9.01.  Without Consent of the Holders..................................................38
SECTION 9.02.  With Consent of Holders.........................................................39
SECTION 9.03.  Execution of Amendments, Supplements or Waivers.................................40
SECTION 9.04.  Revocation and Effect of Consents...............................................40
SECTION 9.05.  Conformity with TIA.............................................................41
SECTION 9.06.  Notation on or Exchange of Notes................................................41

                                            ARTICLE 10
                                        REDEMPTION OF NOTES

SECTION 10.01.  Right of Redemption............................................................41
SECTION 10.02.  Applicability of Article.......................................................42
SECTION 10.03.  Notice of Redemption...........................................................42
SECTION 10.04.  Deposit of Redemption Price....................................................43
SECTION 10.05.  Notes Payable on Redemption Date...............................................43

                                            ARTICLE 11
                                    SATISFACTION AND DISCHARGE

SECTION 11.01.  Satisfaction and Discharges of Indenture.......................................43
SECTION 11.02.  Application of Trust Money.....................................................44

                                            ARTICLE 12
                                DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.01.  Option of the Company to Effect Defeasance or Covenant
         Defeasance............................................................................45
SECTION 12.02.  Legal Defeasance and Discharge.................................................45
SECTION 12.03.  Covenant Defeasance............................................................45

                                                                                             PAGE
                                                                                             ----

SECTION 12.04.  Conditions to Legal or Covenant Defeasance.....................................46
SECTION 12.05.  Deposited Money and Government Securities to Be Held in
         Trust; Other Miscellaneous Provisions.................................................47
SECTION 12.06.  Repayment to Company...........................................................48
SECTION 12.07.  Reinstatement..................................................................48

                                            ARTICLE 13
                                           SUBORDINATION

SECTION 13.01.  Agreement to Subordinate.......................................................48
SECTION 13.02.  Liquidation; Dissolution; Bankruptcy...........................................49
SECTION 13.03.  Default on Designated Senior Indebtedness......................................49
SECTION 13.04.  When Distributions Must Be Paid Over...........................................50
SECTION 13.05.  Notice.........................................................................51
SECTION 13.06.  Subrogation....................................................................51
SECTION 13.07.  Relative Rights................................................................52
SECTION 13.08.  The Company and Holders May Not Impair Subordination...........................52
SECTION 13.09.  Distribution or Notice to Representative.......................................53
SECTION 13.10.  Rights of Trustee and Paying Agent.............................................53
SECTION 13.11.  Authorization to Effect Subordination..........................................53
SECTION 13.12.  Payment........................................................................54

EXHIBIT A        -  Form of Note
EXHIBIT B        -  Form of Regulation S Certificate
EXHIBIT C        -  Form of Accredited Investor Certificate

     INDENTURE, dated as of [________] (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), between Thermadyne Mfg. LLC, a Delaware limited liability company, as Issuer (the "COMPANY"), and [TRUSTEE], a [________] banking corporation, as trustee (the "TRUSTEE").

                             RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of Junior Subordinated Notes due 2009 of the Company in an initial aggregate principal amount at maturity of the Accreted Value attributable to $25,000,000 (the "NOTES") issuable as provided in this Indenture. All things necessary to make the Notes, when duly issued, executed and delivered by the Company and authenticated and delivered by the Trustee hereunder, the valid obligation of the Company, and to make this Indenture a valid agreement of the Company as of the date hereof, in accordance with the terms of the Notes and this Indenture, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders, as follows:

                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.01. Definitions.

     "AFFILIATE" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise or (ii) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the Voting Stock of such Person (on a fully diluted basis) or of warrants or rights to acquire such Voting Stock whether or not presently exercisable.

     "AUTHENTICATING AGENT" means any Person authorized by the Trustee pursuant to Section 7.14 to act on behalf of the Trustee to authenticate Notes of one or more series.

     "BANK INDEBTEDNESS" means all Obligations, and all other obligations (monetary or otherwise) pursuant to the Credit Agreement and all Hedging Obligations payable to a lender or an Affiliate thereof or to a Person that was a lender or an Affiliate thereof at the time the contract was entered into under the Credit Agreement or any of its Affiliates (including, without limitation, all interest accruing on or after, or which would accrue but for, the filing of any petition in bankruptcy or for reorganization, whether or not allowed thereby).

     "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors or board of managers of such Person or any committee thereof duly authorized to act on behalf of such board. Unless the context otherwise requires, "BOARD OF DIRECTORS" refers to the Board of Directors of the Company.

     "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by its Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee. Unless the context otherwise requires, "BOARD RESOLUTION" refers to a Board Resolution of the Company.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means (a) in the case of a corporation, corporate stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CEDEL" means Cedel Bank, societe anonyme.

     "CHANGE OF CONTROL" means (i) the failure of Parent at any time to own, directly or indirectly, free and clear of all Liens and encumbrances (other than Liens of the types permitted to exist under clauses (b), (f) and (i) of Section
7.2.3 of the Credit Agreement), all right, title and interest in 100% of the Capital Stock of the Company; (ii) the failure of DLJMB to own at least 51% (on a fully diluted basis) of the economic and voting interest in the Voting Stock of Parent; or (iii) the failure of DLJMB at any time to have the right to designate or nominate at least 51% of the Board of Directors of Parent.

     "CLOSING DATE" means the date on which the Notes are originally issued.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" means, with respect to any Person, any and all shares of such Person's Capital Stock (excluding Preferred Stock of such Person), including, without limitation, all series and classes of such common stock.

     "COMPANY" means Thermadyne Mfg. LLC, a Delaware limited liability company, and any successor in interest thereto.

     "COMPANY REQUEST," "COMPANY ORDER" and "COMPANY CONSENT" mean, respectively, a written request, order or consent signed in the name of the Company by an Officer of the Company.

     "CONTINUING MEMBERS" means, as of any date of determination, any member of the Board of Directors of the Company who (a) was a member of such Board of Directors immediately after the issuance of the Notes or (b) was nominated for election or elected to such Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least a majority of the Continuing Members who were members of such Board of Directors at the time of such nomination or election.

     "CORPORATE TRUST OFFICE" means the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at [_____________].

     "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of May 22, 1998, by and among the Company and certain of its foreign subsidiaries, Donaldson, Lufkin & Jenrette Securities Corporation, as arranger, DLJ Capital Funding, Inc., as syndication agent, and ABN AMRO Bank N.V., Chicago Branch, as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including, without limitation, any agreement (i) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, or (iv) otherwise altering the terms and conditions thereof.

     "DESIGNATED SENIOR INDEBTEDNESS" means the Bank Indebtedness and the High Yield Notes.

     "DLJMB" means DLJ Merchant Banking Partners II, L.P. and its Affiliates.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Closing Date, including without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any party of any Indebtedness.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "HIGH YIELD NOTES" means the 9 7/8% Senior Subordinated Notes due 2008 of the Company and Thermadyne Capital Corporation.

     "HOLDER" or "NOTEHOLDERS" means the Person in whose name a Note is registered on the Registrar's books.

     "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (i) the Indebtedness of a Person existing at the time such Person became a Subsidiary shall be deemed to have been Incurred by such Subsidiary and
(ii) that neither the accrual of interest, the accretion of original issue discount or the payment-in-kind of interest shall be considered an Incurrence of Indebtedness.

     "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof (together with any interest thereon that is more than 30 days past due), in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Indebtedness.

     "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "INTEREST PAYMENT DATES" means each of the payment dates specified as Interest Payment Dates on the face of the Notes.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "JUNIOR SECURITIES" means with respect to the Company any equity securities of the Company or Parent and any debt of the Company or Parent which is by its terms junior in right of payment to the Notes.

     "MANAGEMENT LOANS" means one or more loans by the Company or Parent to officers and/or directors of the Company and any of its Subsidiaries to finance the purchase by such officers and directors of common stock of Parent; provided, however, that the aggregate principal amount of all such Management Loans outstanding at any time shall not exceed $6.0 million.

     "NON-U.S. PERSON" means a Person who is not a U.S. person, as defined in Regulation S.

     "NOTES" means the Company's Junior Subordinated Notes Due 2009, issued on the Closing Date.

     "OBLIGATIONS" means all obligations (whether in existence on the Closing Date or arising thereafter) for, or guaranteeing the payment of, principal, premium, interest (including, without limitation, all interest accrued or accruing after the commencement of any Reorganization of any Person obligated with respect thereto in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such case or proceeding), penalties, fees, indemnifications, reimbursements and other amounts in respect of any Indebtedness, and any amendment, extension or refunding of any of the foregoing, without duplication.

     "OFFICER" means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or any Vice President (a) of such Person or (b) if such Person is owned or managed by a single entity, of each such entity.

     "OFFICER'S CERTIFICATE" means, with respect to the Company or any other obligor upon the Notes, a certificate signed by an Officer of each such Person.

     "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "OUTSTANDING" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

     A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.

     "PARITY SECURITIES" means, with respect to the Company, any debt that ranks pari passu in right of payment with the Notes.

     "PAYING AGENT" means any Person authorized by the Company to pay the Accreted Value of or interest, if any, on any Notes on behalf of the Company.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "PLACE OF PAYMENT" means a city or any political subdivision thereof referred to in Article 3 and initially designated under Section 4.02.

     "PREDECESSOR NOTES" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under

Section 3.05 in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non- voting) of such Person's preferred or preference stock, whether now outstanding or hereafter issued, including, without limitation, all series and classes of such preferred or preference stock.

     "PRINCIPAL" means DLJMB.

     "QIB", or "QUALIFIED INSTITUTIONAL BUYER" means a "qualified institutional buyer," as the term is defined in Rule 144A under the Securities Act.

     "RECEIVABLES FACILITY" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company or any of its Subsidiaries sells its accounts receivable.

     "REDEMPTION DATE" when used with respect to any Note to be redeemed or purchased means the date fixed or such redemption or purchase by or pursuant to this Indenture and the Notes.

     "REDEMPTION PRICE" when used with respect to any Note to be redeemed or purchased means the price at which it is to be redeemed or purchased pursuant to this Indenture and the Notes.

     "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Closing Date among the Company and the buyers party thereto, as such agreement may be amended from time to time.

     "REGISTRATION STATEMENT" means any Note Registration Statement as defined in the Registration Rights Agreement.

     "REGULAR RECORD DATE" means each of the record dates specified as a Regular Record Date on the face of the Notes.

     "REGULATION S" means Regulation S under the Securities Act.

     "RELATED PARTY" means, with respect to the Principal, (i) any controlling stockholder or partner of the Principal on the date the Notes are first issued, or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a

51% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clauses (i) or (ii).

     "REORGANIZATION" means, with respect to any Person, any reorganization, bankruptcy, insolvency, receivership or other similar statutory or common law proceedings or arrangements, including without limitation any proceeding under Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors, involving such Person or the readjustment of such Person's liabilities or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of such Person.

     "REPRESENTATIVE" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

     "RESALE RESTRICTION TERMINATION DATE" means, with respect to any Note, the date that is two years (or such other period as may hereafter be provided under Rule 144(k) under the Securities Act or any successor provision thereto as permitting the resale by non- affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any Predecessor Note thereto).

     "RESPONSIBLE OFFICER" when used with respect to the Trustee means any officer in the corporate trust department of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "RESTRICTED PERIOD" means, with respect to any Notes, the 40-day distribution compliance period as defined in Regulation S with respect to such Notes.

     "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR INDEBTEDNESS" means, with respect to any Person, (a) all Obligations of such Person outstanding under (i) the High Yield Notes and (ii) the Credit Agreement and all Hedging Obligations payable to a lender or an Affiliate thereof or to a Person that was a lender or an Affiliate thereof at the time the contract was entered into under the Credit Agreement or any of its Affiliates, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding, (b) any other Indebtedness, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Senior Indebtedness of such Person and (c) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) any liability for federal, state, local or other taxes, (ii) any Indebtedness of such Person (other than pursuant to the Credit Agreement) to any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of this Indenture.

     "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.06.

     "STATED MATURITY" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal or Accreted Value of such debt security is due and payable and (ii) with respect to any scheduled installment of principal or Accreted Value of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable, in each case, as set forth in the original documentation governing such debt security.

     "SUBSIDIARY" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership or limited liability company (i) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary or such Person or (ii) the only general partners or managing members of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date of this Indenture.

     "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "U.S. GOVERNMENT OBLIGATIONS" means securities issued or directly and fully guaranteed or insured by the United States of America or any agent or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof).

     "VOTING STOCK" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     SECTION 1.02. Other Definitions.

                                                                      DEFINED
        TERM                                                        IN SECTION

Accreted Value                                                         3.01
Act                                                                    1.08
Affiliate Transaction                                                  4.08
Authentication Order                                                   3.03
Blockage Notice                                                       13.03
Cash Payment Notice                                                    3.01
Change of Control Offer                                                4.10(a)
Change of Control Payment                                              4.10(a)
Change of Control Payment Date                                         4.10(a)
Covenant Defeasance                                                   12.03
Defaulted Interest                                                     3.06
Expiration Date                                                        1.08
Interest Payment Date                                                  3.01
Junior Securities Distribution                                         4.07
Legal Defeasance                                                      12.02
pay the Notes                                                         13.03
Payment Blockage Period                                               13.03
Place of Payment                                                       3.01
Private Placement Legend                                               2.03
Redemption Amount                                                     10.01
Regular Record Date                                                    3.01
Successor Company                                                      5.01

     SECTION 1.03. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Indenture have the meanings assigned to them in this Indenture;

     (b) "or" is not exclusive;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and, unless expressly provided otherwise, all determinations and computations made pursuant to any provision hereof shall be made in accordance with GAAP;

     (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

     (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

     (g) words in the singular include the plural, and words in the plural include the singular; and

     (h) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

     SECTION 1.04. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by SEC rule under the TIA, have the meanings so assigned to them therein. The following TIA terms have the following meanings:

     "INDENTURE SECURITIES" means the Notes.

     "INDENTURE SECURITY HOLDER" means a Holder or Noteholders.

     "INDENTURE TO BE QUALIFIED" means this Indenture.

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

     "OBLIGOR" on the indenture securities means the Company and any other obligor on the indenture securities.

     SECTION 1.05. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (a) to apply to this Indenture as so modified or (b) to be excluded, as the case may be.

     SECTION 1.06. Compliance Certificates and Opinions. Upon any application or request by the Company or by any other obligor upon the Notes to the Trustee to take any action under any provision of this Indenture, the Company or such other obligor upon the Notes, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officer's Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer's Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 4.05) shall include:

     (a) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

     SECTION 1.07. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 1.08. Acts of Noteholders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 1.08.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

     (c) The ownership of Notes shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

     (e) (i) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.08(e)(ii). If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite Accreted Value of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite Accreted Value of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration

Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 1.10.

         (ii) With respect to any record date set pursuant to this Section 1.08, the party hereto that sets such record dates may designate any day as the "EXPIRATION DATE" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this
Section 1.08(e) in writing, and to each Holder in the manner set forth in
Section 1.10, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 90th day after the applicable record date.

         (iii) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the Accreted Value of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Accreted Value.

     SECTION 1.09. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (a) the Trustee by any Holder or by the Company or any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at [____________] (telephone: [____________]; facsimile: [____________]), or at any other address furnished in writing to the Company by the Trustee, or

     (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and delivered in person or mailed, first-class postage prepaid, to the Company at [___________________________], or at any other address previously furnished in writing to the Trustee by the Company.

     SECTION 1.10. Notices to Holders; Waivers. Where this Indenture provides for notice to Holders of any event, such notice shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to Holders at their registered addresses as recorded in the Register, not later than the latest date, and not earlier than the earliest date, prescribed herein for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

     SECTION 1.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 1.12. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 1.13. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.14. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 1.15. Governing Law. THIS INDENTURE, THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGORS IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

     SECTION 1.16. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or Accreted Value need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

     SECTION 1.17. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     SECTION 1.18. Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     SECTION 1.19. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                                    ARTICLE 2
                                   NOTE FORMS

     SECTION 2.01. Forms Generally. The Notes and the Trustee's certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in Exhibit A, annexed hereto and in this Article 2. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depository rule or usage, agreements to which the Company are subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication.

     The Notes shall be issued in the form of permanent certificated Notes substantially in the form set forth in Exhibit A.

     SECTION 2.02. Form of Trustee' Certificate of Authentication. The Trustee's certificate of authentication shall be in substantially the following form:

     This is one of the Notes referred to in the within-mentioned Indenture.


                                       -----------------------------------------
                                       as Trustee

Dated:                                 By:
      ----------------------              --------------------------------------
                                                  Authorized Signatory

     If an appointment of an Authenticating Agent is made pursuant to Section 7.14, the Notes may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Notes referred to in the within-mentioned Indenture.


     ------------------------------
     As Trustee

                                       By
                                         ---------------------------------------
                                                 As Authenticating Agent

                                       By
                                         ---------------------------------------
                                                 Authorized Signatory

Dated:

     SECTION 2.03. Restrictive Legends. Unless and until a Note is sold pursuant to an effective Registration Statement pursuant to the Registration Rights Agreement, such Note shall bear the following legend set forth below (the "PRIVATE PLACEMENT LEGEND") on the face thereof:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE U.S. OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE U.S. TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE ACCRETED VALUE OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH

TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE U.S. IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH SECTION 3.14(J) OF THE INDENTURE AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A NON-U.S. PERSON THAT, IN EITHER CASE, IS NOT A QUALIFIED INSTITUTIONAL BUYER, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S." AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                                    ARTICLE 3
                                    THE NOTES

     SECTION 3.01. Title and Terms. (a) The aggregate principal amount at maturity of Notes that may be authenticated and delivered under this Indenture on the Closing Date is limited to the Accreted Value attributable to $25,000,000. All the Notes shall vote and consent together on all matters as one class, and none of the Notes will have the right to vote or consent as a class separate from one another on any matter.

     The Notes shall be known and designated as the "JUNIOR SUBORDINATED NOTES DUE 2009" of the Company. The final Stated Maturity of the Notes shall be December 15, 2009. The Company agrees to pay interest on the Accreted Value of the Notes at the rate and in the manner specified below.

     "ACCRETED VALUE" means with respect to any Note, as of any date of determination, the sum of (a) the Accreted Value of such Note on the immediately preceding Interest Payment Date (in the event such date of determination falls before the first Interest Payment Date, the "Initial Accreted Value" specified on the face of such Note) plus (b) an amount determined by multiplying (i) the amount referred to in clause (a) by (ii) 15% (provided that the accretion rate applicable to any period or portion of a period during which no interest accrues that occurs after December 15, 2004 shall be 16%) by (iii) the number of days in the period from an including the preceding Interest Payment Date to such date of determination divided by 360, less (c) any interest that accrues with respect to such period in accordance with the terms of the Note.

     Interest Rate:

              Prior to December 15, 2004, unless a Cash Payment Notice (as defined below) is properly delivered by the Company, no interest shall accrue or be payable with respect to the Notes. If the Company elects to pay interest on any Interest Payment Date prior to December 15, 2004, the Company shall give written notice (each such notice a "CASH PAYMENT NOTICE") of such election to Holders five business days prior to the immediately preceding Interest Payment Date. Commencing on such immediately preceding Interest Payment Date until such Interest Payment Date for which a Cash Payment Notice has been properly delivered, interest will accrue and be payable at a rate of 15% per annum to Holders of record of the Notes at the close of business on the Regular Record Date immediately preceding such Interest Payment Date for which a Cash Payment Notice has been properly delivered, whether or not a Business Day. Failure to pay interest after proper delivery of a Cash Payment Notice for any reason shall not constitute a breach of the Indenture and the Accreted Value shall be determined as if such Cash Payment Notice had not been delivered. On or after December 15, 2004 interest will accrue and be payable at a rate of 15% per annum on each Interest Payment Date to Holders of record of the Notes at the close of business on the immediately preceding Regular Record Date; provided, that if and for so long as payment of interest on the Notes is prohibited under the terms of the Credit Agreement (as defined in the Indenture) interest shall not accrue or be payable with respect to the Notes.

     (b) The Company will pay interest on overdue payments of interest and Accreted Value, to the extent lawful at a rate of 1% per annum in excess of the interest rate referred to above.

     (c) The Accreted Value of and interest, if any, on the Notes shall be payable at the Corporate Trust Office or at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (each, a "PLACE OF PAYMENT") in the manner provided in Section 4.01(b); provided, however, that, under the circumstances set forth in Section 4.01(b), payment of interest on a Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

     SECTION 3.02. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     SECTION 3.03. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Company by an Officer of the Company. The signature of such Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of an individual who was at any time a proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Notes for original issue in the aggregate principal amount not to exceed the Accreted Value attributable to $25,000,000, which is the initial aggregate offering price of the Notes upon a written order of the Company in the form of an Officer's Certificate of the Company (an "AUTHENTICATION ORDER"). Such Officer's Certificates shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to include the Private Placement Legend, that the issuance of such Notes does not contravene any provision of Article 4 of this Indenture and such other information as the Company may include or the Trustee may reasonably request.

     All Notes shall be dated the date of their authentication.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     SECTION 3.04. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "REGISTRAR" for the purpose of registering Notes and transfers of Notes as herein provided.

     Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like tenor and aggregate Accreted Value.

     At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of a like tenor and aggregate Accreted Value, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes under this
Section 3.04.

     SECTION 3.05. Mutilated, Destroyed, Lost and Stolen Notes. If (a) any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and Accreted Value, bearing a number not contemporaneously Outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this Section 3.05, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section 3.05 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

     The provisions of this Section 3.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 3.06. Payment of Interest Rights Preserved. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 3.01.

     SECTION 3.07. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of Accreted Value of and (subject to Section 3.06) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 3.08. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.08, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of as directed by a Company Order.

     SECTION 3.09. Computation of Interest and Accretion. Interest and accretion on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 3.10. Transfer Provisions. Unless and until a Note is sold pursuant to an effective Registration Statement, the following provisions shall apply:

     (a) General. The provisions of this Section 3.10 shall apply to all transfers involving any Note.

     (b) Transfers to Non-QIB Institutional Accredited Investors. With respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Institutional Accredited Investor which is not a QIB, the Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 3.04) and, if (i) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note, or (ii) the proposed transferee has delivered to the Registrar a Certificate substantially in the form of Exhibit C, and, if such transfer is in respect of an aggregate Accreted Value of Notes of less than $100,000, the Trustee and the Company have received an opinion of counsel, certifications and other information satisfactory to the Company and the Trustee, the Registrar shall reflect on its books and records the date of the transfer, and the Trustee shall cancel the Note so transferred and the Company shall execute and the Trustee shall authenticate and deliver one or more Notes of like tenor and amount.

     (c) Transfers to QIBs. With respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons), the Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 3.04) and, if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to the Company and the Registrar in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, the Registrar shall reflect on its books and records the date of the transfer, and the Trustee shall cancel the Note so transferred.

     (d) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

          (i) prior to the end of the Restricted Period, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit B hereto from the proposed transferor.

          (ii) after the end of the Restricted Period, the Registrar shall register any proposed transfer to any Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit B from the proposed transferor.

     (e) Execution, Authentication and Delivery of Notes. In any case in which the Registrar is required to deliver a Note to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Note.

     (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend, unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Company after there is delivered to the Registrar an opinion of counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) such Notes are sold or exchanged pursuant to an effective Registration Statement under the Securities Act.

     (g) Other Transfers. The Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 3.10, such registration to be done in accordance with the otherwise applicable provisions of this Section 3.10, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that, and such other certifications or information as the Company may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     A Note that is a Restricted Security may not be transferred other than as provided in this Section 3.10.

     (h) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 3.10 (including all Notes received for transfer pursuant to this Section 3.10). The Company shall have the right to require the Registrar to deliver to the Company, at the Company's expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     In connection with any transfer of any Note, the Trustee, the Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

     (i) Certain Additional Terms. Any transferee entitled to receive a Note may request that the Accreted Value thereof be evidenced by one or more Notes in any authorized denomination or denominations and the Registrar shall comply with such request if all other transfer restrictions are satisfied.

                                    ARTICLE 4
                                    COVENANTS

     SECTION 4.01. Payment of Accreted Value and Interest. (a) The Company will duly and punctually pay the Accreted Value of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. An installment of Accreted Value or interest shall be considered paid on the date it is due if the Trustee or Paying Agent or Paying Agents hold on that date money designated for and sufficient to pay the installment.

     (b) The Company will make all payments of Accreted Value and interest, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

     SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby designates the Corporate Trust Office as an initial Place of Payment and as such office of the Company in the Borough of Manhattan, the City of New York, and appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands so long as such Corporate Trust Office remains a Place of Payment.

     SECTION 4.03. Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

     SECTION 4.04. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

     SECTION 4.05. Certificates to Trustee. (a) The Company will deliver to the Trustee within 90 days after the end of each fiscal year of the Company a certificate from the principal executive, financial or accounting officer of the Company stating that such officer has conducted or supervised a review of the activities of the Company and the Company's performance under this Indenture and stating, to the best of such officer's knowledge, based upon such review, whether or not the Company has fulfilled all obligations thereunder.

     (b) The Company will deliver to the Trustee within 90 days after the end of each fiscal year of the Company a written statement by the Company's independent public accountants stating that their audit examination has included a review of the terms of Section 4.07 of this Indenture as they relate to financial and accounting matters.

     SECTION 4.06. Limitation on Certain Indebtedness. The Company will not Incur any Indebtedness that is subordinate or junior in right of payment to the High Yield Notes and senior in right of payment to the Notes.

     SECTION 4.07. Limitation on Redemption of Parity Securities and Junior Securities.

     (a) So long as any Notes are outstanding, no Parity Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Parity Securities) by the Company, directly or indirectly, unless, in each case, the Company simultaneously redeems, purchases or otherwise acquires the Notes on a pro rata basis except that Parity Securities may be Refinanced with Parity Securities or Junior Securities.

     (b) So long as any Notes are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Company or any Subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "JUNIOR SECURITIES DISTRIBUTION") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Company, directly or indirectly (except by conversion into or exchange for Junior Securities).

     The foregoing provisions will not prohibit any Junior Securities Distribution that would be permitted by terms of the indenture governing the High Yield Notes as in effect as of the date of this Indenture.

     SECTION 4.08. Transactions with Affiliates. The Company shall not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (a) such Affiliate

Transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, either (i) a resolution of the board of directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or (ii) an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (a) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business (including ordinary course loans to employees not to exceed (i) $5.0 million outstanding in the aggregate at any time and (ii) $2.0 million to any one employee) and consistent with the past practice of the Company or such Subsidiary; (b) transactions between or among the Company and/or its Subsidiaries; (c) payments of customary fees by the Company or any of its Subsidiaries to DLJMB and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the board of directors in good faith; (d) any agreement as in effect on the date of this Indenture or any amendment thereto (so long as such amendment is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby; (e) payments and transactions in connection with the Credit Agreement (including commitment, syndication and arrangement fees payable thereunder) and under any future underwritten offerings led by the Principal or any of its Affiliates (including underwriting discounts and commissions in connection therewith) and the application of the proceeds thereof, and the payment of the fees and expenses with respect thereto; (f) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and (g) transactions pursuant to the Management Loans.

     SECTION 4.09. Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate, partnership or other existence of itself and each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of itself and any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

     SECTION 4.10. Offer to Repurchase upon Change of Control.

     (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 of Accreted Value or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate Accreted Value thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (the "CHANGE OF CONTROL PAYMENT"). Within 60 days following any Change of Control, the Company will (or will cause the Trustee to) mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Change of Control Offer, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate Accreted Value of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in Accreted Value to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will have an Accreted Value of $1,000 or an integral multiple thereof; provided that each such new Note will have an Accreted Value of $1,000 or an integral multiple thereof provided further, that the Company shall not be required to repurchase Notes upon a Change of Control if the Company is unable to obtain all necessary consents under the Credit Agreement for such repurchase. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (b) Notwithstanding anything to the contrary in this Section 4.10, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                                    ARTICLE 5
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

     SECTION 5.01. Consolidation, Merger or Sale of Assets. (a) The Company shall not consolidate with, merge with or into, or sell, convey, transfer, or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person nor permit any Person to merge with or into the Company unless:

          (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture; and

          (ii) the Company delivers to the Trustee an Officers' Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Article 5 and the terms of the Indenture.

     (b) Notwithstanding the foregoing, in no event shall any (i) consolidation or merger by the Company with or into or (ii) sale, assignment, transfer, conveyance or other disposition by the Company of all or substantially all of its property or assets to, one or more Subsidiaries of the Company relieve the Company from any of its obligations under the Indenture and the Notes.

     (c) The Company shall not lease all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person other than to a wholly-owned Subsidiary.

     SECTION 5.02. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition referred to in Section 5.01 complies with the applicable provisions of this Indenture.

                                    ARTICLE 6
                                    REMEDIES

     SECTION 6.01. Control by Majority. The Holders of at least a majority in aggregate Accreted Value of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from the Holders.

     SECTION 6.02. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

     (a) the Holder gives the Trustee written notice of its intent to pursue a remedy;

     (b) the Holders of at least 25% in aggregate Accreted Value of Outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders offer the Trustee reasonable security or indemnity against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt thereof and the offer of security or indemnity; and

     (e) during such 60 day period, the Holders of at least a majority in aggregate Accreted Value of the Outstanding Notes do not give the Trustee a direction inconsistent with the request.

     SECTION 6.03. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Accreted Value and interest, if any, on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     SECTION 6.04. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.05. Priorities. Subject to Article 13, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders for amounts due and unpaid on the Notes for Accreted Value and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Accreted Value and interest, if any, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.05 upon five Business Days prior notice to the Company.

     SECTION 6.06. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.02, or a suit by Holders of more than 10% in aggregate Accreted Value of the then Outstanding Notes.

     SECTION 6.07. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been deter mined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.08. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                                    ARTICLE 7
                                   THE TRUSTEE

     SECTION 7.01. Certain Duties and Responsibilities. (a)

          (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (b) The Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of Section 7.01(a); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
Section 6.02.

     (d) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 7.01 and 7.02 hereof.

     SECTION 7.02. Certain Rights of Trustees. (a) Subject to the provisions of
Section 7.01:

          (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order thereof, and any resolution of any Person's board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

          (iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon the Officer's Certificates of the Company;

          (iv) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

          (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document; and

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     SECTION 7.03. Not Responsible for Recitals or Issuance of Notes. (a) The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company in connection with the registration of any Notes issued hereunder are and will be true and accurate subject to the qualifications set forth therein.

Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.

     SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, it shall not be responsible for any statement in the offering memorandum for the Notes or in the Indenture or the Notes (other than its certificate of authentication), the acts of a prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

     SECTION 7.05. May Hold Notes. (a) The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.08 and Section 7.13, may otherwise deal with the Company or their Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

     SECTION 7.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     SECTION 7.07. Compensation and Reimbursement. The Company agrees:

     (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (c) to indemnify the Trustee for, and to hold it harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture.

     SECTION 7.08. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such conflicting interest, apply to the SEC for permission to continue as Trustee with such conflicting interest, or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes, or a trustee under any other indenture between the Company and the Trustee.

     SECTION 7.09. Corporate Trustee Required; Eligibility. (a) There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $100,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 7.09 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 7.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.11.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in Accreted Value of the Outstanding Notes, delivered to the Trustee and to the Company.

     If at any time:

          (i) the Trustee shall fail to comply with Section 7.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

          (ii) the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (iii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 6.06, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

     (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in Accreted Value of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by
Section 7.11, then, subject to Section 6.06, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.10. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 7.11. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

     (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

     SECTION 7.12. Merger, Conversion, Consolidation or Succession to Business.
(a) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     SECTION 7.13. Preferential Collection of Claims Against the Company. (a) If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

     SECTION 7.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                                    ARTICLE 8
              HOLDERS' LIST AND REPORTS BY TRUSTEE AND THE COMPANY

     SECTION 8.01. The Company to Furnish Trustee Names and Addresses of Holders. (a) The Company will furnish or cause to be furnished to the Trustee

          (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Section 8.01.

     SECTION 8.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar; provided, however, that if and so long as the Trustee shall be the Registrar, the Register shall satisfy the requirements relating to such list. None of the Company, the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

     (c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

     SECTION 8.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange and of any delisting thereof.

                                    ARTICLE 9
                         AMENDMENT, SUPPLEMENT OR WAIVER

     SECTION 9.01. Without Consent of the Holders. Without the consent of any Holder, the Company and the Trustee may enter into one or more indentures supplemental hereto, for any of the following purposes:

          (i) to cure any ambiguity, omission, defect or inconsistency,

          (ii) to provide for the assumption by a successor of the obligations of the Company under this Indenture,

          (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertified Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code,

          (iv) to add guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any guarantee or

     Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture,

          (v) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

          (vi) to make any change that does not adversely affect the rights of any Holder under the Notes or this Indenture, or

          (vii) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA or otherwise.

     SECTION 9.02. With Consent of Holders. (a) Subject to Section 6.03, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate Accreted Value of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and compliance with any provisions may also be waived with the written consent of the Holders of not less than a majority in aggregate Accreted Value of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     (b) Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (i) reduce the amount of Notes whose holders must consent to an amendment,

          (ii) reduce the rate of accretion of any Note,

          (iii) reduce the rate of or extend the time for payment of interest on any Note,

          (iv) reduce the Accreted Value or extend the Stated Maturity of any Note,

          (v) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed

          (vi) make any Note payable in money other than that stated in the Note,

          (vii) impair the right of any holder of the Notes to receive payment of Accreted Value of and interest, if any, on such holder's Notes, on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes,

          (viii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions, or

          (ix) make any change to Article 13 of the Indenture that would adversely affect the Noteholders.

provided that no modification or change may be made to any provision of this Indenture adversely affecting the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such modification or change.

     (c) It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.

     SECTION 9.03. Execution of Amendments, Supplements or Waivers. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this
Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver has been duly authorized, executed and delivered by the Company and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors' rights or remedies generally and the general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against it in accordance with its terms.

     SECTION 9.04. Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 9.04, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note by notice to the Trustee or the Company received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite Accreted Value of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 1.08.

     (b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (viii) of the second paragraph of Section 9.02. In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of such Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note.

     SECTION 9.05. Conformity with TIA. (a) Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

     SECTION 9.06. Notation on or Exchange of Notes. (a) If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder to deliver its Note to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                                   ARTICLE 10
                               REDEMPTION OF NOTES

     SECTION 10.01. Right of Redemption. Optional Redemption. The Notes will be redeemable, at the option of the Company, in whole at any time and from time to time, on and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with
Section 10.03. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of the Accreted Value thereof on the relevant Redemption Date), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment
Date); provided that the Company shall not optionally redeem any Notes except and to the extent permitted by the Credit Agreement,

          (i) if redeemed prior to December 15, 2004 at a redemption price equal to 115% of the Accreted Value of the Notes; and

          (ii) if redeemed during the 12-month period commencing December 15 of each of the years set forth below:

           YEAR                     REDEMPTION PRICE

2004.........................           107.5%
2005.........................           105.0%
2006.........................           102.5%
2007 and thereafter..........             100%


     SECTION 10.02. Applicability of Article. Redemption or purchase of Notes as permitted by Section 10.01 shall be made in accordance with this Article 10.

     SECTION 10.03. Notice of Redemption. (a) Notice of redemption or purchase as provided in Section 10.01 shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notice to each Holder of Notes to be redeemed, at its registered address as recorded in the Register, not later than 30 nor more than 60 days prior to the Redemption Date.

     Any such notice shall state:

          (i) the expected Redemption Date,

          (ii) the Redemption Price,

          (iii) that on the Redemption Date the Redemption Price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date,

          (iv) the place where such Notes are to be surrendered for payment of the Redemption Price and the name and address of the Paying Agent or Paying Agents,

          (v) the section of this Indenture pursuant to which the Notes are to be redeemed.

     (b) Notice of such redemption or purchase of Notes to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the written request of the Company delivered at least 30 days prior to the date proposed for the mailing of such notice, by the Trustee in the name and at the expense of the Company.

     (c) The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any

Note designated for redemption as a whole shall not affect the validity of the proceedings for the redemption of any other Note.

     SECTION 10.04. Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

     SECTION 10.05. Notes Payable on Redemption Date. (a) Notice of redemption having been given as provided in this Article 10, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price or any Paying Agent is prohibited from paying the Redemption Price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the Redemption Price. Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 3.06.

     (b) On and after any Redemption Date, if money sufficient to pay the Redemption Price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 10.04, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of, and subject to the last sentence of Section 10.05(a), any accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Accreted Value shall, until paid, bear interest or accrete from the Redemption Date at the rate borne by the Note (or portion thereof).

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

     SECTION 11.01. Satisfaction and Discharges of Indenture. (a) This Indenture shall cease to be of further effect (except as to any surviving rights of transfer or exchange of Notes herein provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (i)  either

               (A) all Notes theretofore authenticated and delivered (other than (y) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.05, and (z) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee canceled or for cancellation; or

               (B) all such Notes not theretofore delivered to the Trustee canceled or for cancellation

                    (x) have become due and payable, or

                    (y) will become due and payable at their Stated Maturity
               within one year, or

                    (z) are to be called for redemption within one year under
               arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee canceled or for cancellation, for Accreted Value and interest, if any, to the date of such deposit (in the case of Notes that have become due and payable), or the Accreted Value to the Stated Maturity or Redemption Date assuming for this purpose that the Notes accrete and do not pay interest until such date, as the case may be;

          (iii) the Company has paid or caused to be paid all other sums then payable hereunder by the Company; and

          (iv) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 11.01 relating to the satisfaction and discharge of this Indenture have been complied with; provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

     (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (ii) of Section 11.01(a), the obligations of the Trustee under Section 11.02, shall survive.

     SECTION 11.02. Application of Trust Money. All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the Accreted Value and interest, if any, on the Notes; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE 12
                       DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 12.01. Option of the Company to Effect Defeasance or Covenant Defeasance. The Company may at its option by a Board Resolution, at any time, elect to have either Section 12.02 or Section 12.03 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article 12.

     SECTION 12.02. Legal Defeasance and Discharge. Upon the exercise by the Company under Section 12.01 of the option applicable to this Section 12.02, the Company shall be deemed to have been discharged from any and all Obligations with respect to all Outstanding Notes on the date which is the 123rd day after the deposit referred to in Section 12.04(a); provided that all of the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 12.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 12.02, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section
12.04 hereof, and as more fully set forth in such Section, payments in respect of the Accreted Value of, and interest, if any, on such Notes when such payments are due, (ii) the obligations of the Company with respect to such Notes under Sections 1.06, 2.03, 3.03, 3.04, 3.05, 3.10, 4.01, 4.02 and 12.05 hereof, (iii)
the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 7.07 hereof, and the obligations of the Company in connection therewith and with this Article
12. Subject to compliance with this Article 12, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of their option under Section 12.03 hereof with respect to the Notes.

     SECTION 12.03. Covenant Defeasance. Upon the exercise by the Company under
Section 12.01 of the option applicable to this Section 12.03, the Company shall be released from their obligations under the covenants contained in Sections
4.06 through 4.10 hereof with respect to the Outstanding Notes on the date which is the 123rd day after the deposit referred to in Section 12.04(a); provided that all of the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the

Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     SECTION 12.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to application of either Section 12.02 or Section 12.03 to the Outstanding Notes:

     (a) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (i) the Accreted Value of and accrued interest, if any, on the Notes when such payments are in accordance with the terms of this Indenture and the Notes or (ii) accrued interest, if any, on the Notes through a scheduled redemption date and the Accreted Value of, the Notes on such redemption date; provided that, at the time of deposit, the Company irrevocably authorizes the Trustee to issue a timely notice of redemption and to take such other steps reasonably requested by the Trustee to ensure that such redemption will be effectuated;

     (b) in the case of an election under Section 12.02, the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise by the Company of their option under this Article 12 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable Federal income tax law after the date of this Indenture such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and
(ii) an Opinion of Counsel to the effect that, as a result of the creation of the defeasance trust, the Company will not be required to register under the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

     (c) in the case of an election under Section 12.03, the delivery by the Company to the Trustee of (i) an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) an Opinion of Counsel to the effect that, as a result of the creation of the defeasance trust, the Company will not be required to register under the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

     (d) such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound;

     (e) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge;

     (f) the Company shall have delivered to the Trustee Officer's Certificates stating that the deposit made by the Company pursuant to its election under Sections 12.02 or 12.03 was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (g) the Company shall have delivered to the Trustee Officer's Certificates and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 12.02 or the Covenant Defeasance under Section 12.03 (as the case may be) have been complied with as contemplated by this Section 12.04.

     SECTION 12.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of Accreted Value and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 12.04 hereof or the Accreted Value and interest, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

     Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in
Section 12.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 12.06. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Accreted Value of or interest, if any, on any Note and remaining unclaimed for two years after such Accreted Value or interest, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 12.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.02 or 12.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 until such time as the Trustee or Paying Agent is permitted to apply all such amounts in accordance with Section 12.02 or 12.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of Accreted Value of or interest, if any, on any Note following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holder of such Note to receive such payment from the amounts held by the Trustee or Paying Agent.

                                   ARTICLE 13
                                  SUBORDINATION

     SECTION 13.01. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, any provision of this Indenture or the Note to the contrary notwithstanding, that all obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full of all Senior Indebtedness of the Company, and that the subordination of the Notes pursuant to this Article 13 is for the benefit of all holders of all Senior Indebtedness of the Company whether outstanding on the Closing Date or incurred thereafter. For purposes of this Article, "payment in full", as used with respect to Senior Indebtedness, means the payment in full of cash to the Holders of such Senior Indebtedness.

     SECTION 13.02. Liquidation; Dissolution; Bankruptcy. Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of such Senior Indebtedness before the Noteholders are entitled to receive any payment from the Company, and until such Senior Indebtedness is paid in full, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear except that Noteholders may receive shares of stock (other than any shares of stock which, by their terms or the terms of any security into which they are convertible or for which they are exchangeable, or upon the happening of any event, mature or are mandatorily redeemable or are redeemable at the option of the holder thereof, in whole or in part) and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Notes; provided that such stock and debt securities are provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or other similar law. If a distribution is made to Noteholders that, due to the subordination provisions, should not have been made to them, such Noteholders are required to hold it in trust for the holders of the relevant Senior Indebtedness and pay it over to them to the extent due and payable to the them.

     SECTION 13.03. Default on Designated Senior Indebtedness. (a) No direct or indirect payment, deposit or distribution of any kind or character, whether in cash, property or securities (including any payment made to the Holders under the terms of Indebtedness subordinated to the Notes), may be made by set-off or otherwise, by or on behalf of the Company of Accreted Value of or interest (if any) on, or any other obligation in respect of, the Notes, whether pursuant to the terms of the Notes by way of repurchase, redemption, defeasance or otherwise (the making of all such payments, deposits and distributions being referred to herein, individually and collectively, as to, "PAY THE NOTES") if any Designated Senior Indebtedness of the Company is not paid when due, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, unless the default has been cured or waived and any acceleration resulting therefrom has been rescinded or such Designated Senior Indebtedness has been paid in full. However, the Company may pay the Notes without regard to the foregoing if it and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which the events set forth in the immediately preceding sentence have occurred and is continuing. During the continuance of any default (other than a default described in the second preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "BLOCKAGE NOTICE") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage

Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions described in the first sentence of this Section 13.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

     To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

     (b) Notwithstanding anything to the contrary in Section 13.02 or this
Section 13.03, Holders may continue to receive payments from any trust established pursuant to Section 12.04 prior to occurrence of an event prohibiting payment of or on the Notes.

     SECTION 13.04. When Distributions Must Be Paid Over. If the Company shall make any payment to the Trustee on account of the Accreted Value of or interest, if any, on, the Notes, or the Holders shall receive from any source any payment on account of the Accreted Value of or interest, if any, on, the Notes or any obligation in respect of the Notes, at a time when such payment is prohibited by this Article 13, the Trustee or such Holders shall hold such payment in trust for the benefit of, and shall pay over and deliver to, the holders of the Senior Indebtedness of the Company (pro rata as to each of such holders on the basis of the respective amounts of such Senior Indebtedness held by them) or their Representative, to the extent due and payable to them, for application to the payment of all outstanding Senior Indebtedness of the Company until all such Senior Indebtedness has been paid in full, after giving effect to all other payments or distributions to, or provisions made for, the holders of Senior Indebtedness of the Company.

     With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article 13, and no implied covenants or obligations with respect to any holders of the

Senior Indebtedness of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Indebtedness of the Company, and shall not be liable to any holders of such Senior Indebtedness if the Trustee shall pay over or distribute to, or on behalf of, Holders, the Company or any other Person, money or assets to which any holders of such Senior Indebtedness are entitled pursuant to this Article 13, except if such payment is made at a time when a Responsible Officer has actual knowledge that the terms of this Article 13 prohibit such payment.

     SECTION 13.05. Notice. Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article 13 unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of the Senior Indebtedness of the Company or a representative of any holders of such Senior Indebtedness; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist; provided that if a Responsible Officer of the Trustee shall not have received the notice provided for in this Section 13.05 at least one Business Day prior to the date such payment is due pursuant to the terms hereof, then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to make such payment and shall not be affected by any notice to the contrary which may be received by it within one Business Day prior to such date (it being understood that nothing contained in this Section 13.05 shall limit the rights of the holders of the Senior Indebtedness of the Company to recover any payment pursuant to Section 13.04). The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of the Senior Indebtedness of the Company (or a Representative thereof) to establish that such notice has been given. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

     The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts it knows that would cause a payment of Accreted Value of or interest, if any, on, the Notes or any other obligation in respect of the Notes to violate this Article 13, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness of the Company provided in this Article 13 or the rights of holders of such Senior Indebtedness under this
Article 13.

     SECTION 13.06. Subrogation. After all Senior Indebtedness of the Company has been paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Indebtedness. A distribution made under this Article 13 to holders of the Senior Indebtedness of the Company that otherwise would have been made to Holders is not, as between the Company and the Holders, a payment by the Company on its Senior Indebtedness.

     SECTION 13.07. Relative Rights. This Article 13 defines the relative rights of Holders and holders of the Senior Indebtedness of the Company. Nothing in this Indenture shall: (1) impair, as between the Company and Holders, the obligations of the Company, which are absolute and unconditional, to pay Accreted Value of and interest, if any, on the Notes in accordance with their terms; or (2) affect the relative rights of Holders and the creditors of the Company other than their rights in relation to holders of the Senior Indebtedness of the Company.

     SECTION 13.08. The Company and Holders May Not Impair Subordination. (a) No right of any holder of the Senior Indebtedness of the Company to enforce the subordination as provided in this Article 13 shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture or the Notes or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

     (b) Without in any way limiting Section 13.08(a), the holders of any Senior Indebtedness of the Company may, at any time and from time to time to the extent not otherwise prohibited by this Indenture, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Indebtedness, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Indebtedness or any instrument evidencing or guaranteeing or securing such Senior Indebtedness or any agreement under which such Senior Indebtedness is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering,
(A) the terms of such Senior Indebtedness, (B) any security for, or any guarantee of, such Senior Indebtedness, (C) any liability of any obligor on such Senior Indebtedness (including any guarantor) or any liability incurred in respect of such Senior Indebtedness); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Indebtedness or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof; (iii) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Senior Indebtedness of the Company) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior

Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability incurred in respect of such Senior Indebtedness.

     (c) Each Holder by accepting a Note agrees not to compromise, release, forgive or otherwise discharge the obligations with respect to such Holder's Note unless holders of a majority of the outstanding amount of each class of Senior Indebtedness of the Company consent to such compromise, release, forgiveness or discharge.

     SECTION 13.09. Distribution or Notice to Representative. Whenever a distribution is to be made, or a notice given, to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative, if any. If any payment or distribution of the assets of the Company is required to be made to holders of any of the Senior Indebtedness of the Company pursuant to this Article 13, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a representative of such Senior Indebtedness or a custodian, in ascertaining the holders of such Senior Indebtedness entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Indebtedness and all other facts pertinent to such payment or distribution or to this Article 13.

     SECTION 13.10. Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Notes unless prior to any payment date it has received written notice of facts that would cause a payment of Accreted Value of or interest, if any, on, the Notes to violate this Article 13. Only the Company, a Representative of Senior Indebtedness of the Company, or a holder of Senior Indebtedness of the Company that has no Representative may give such notice.

     To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Indebtedness of the Company (including Senior Indebtedness) with the same rights it would have if it were not Trustee. Any agent of the Trustee may do the same with like rights.

     Nothing in this Article 13 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     SECTION 13.11. Authorization to Effect Subordination. Each Holder by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 13, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance of the Note that such Holder holds in the form required in any insolvency or liquidation proceeding and causing such claim to be approved).

     If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a Representative of any Senior Indebtedness of the Company is hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

     SECTION 13.12. Payment. A payment on account of or with respect to any Note shall include, without limitation, Accreted Value or interest, if any, with respect to or in connection with any optional redemption or purchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or obligation being subordinated to the Notes, and any direct or indirect payment or recovery on any claim as a Holder relating to or arising out of this Indenture or any Note, or the issuance of any Note, or the transactions contemplated by this Indenture or referred to herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                       THERMADYNE MFG. LLC, as Issuer


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       [TRUSTEE], as Trustee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A


                             [FORM OF ORIGINAL NOTE]

                               THERMADYNE MFG. LLC

                        Junior Subordinated Note due 2009


No.________

                                      Initial Accreted Value

                                      $
                                       -------------


THERMADYNE MFG. LLC, a Delaware limited liability company (the "COMPANY") which term includes any successor Persons under the Indenture hereinafter referred
to), for value received, promises to pay to __________, or its registered assigns, the Accreted Value (as defined below) of this Note, on December 15, 2009.

     "ACCRETED VALUE" means with respect to this Note, as of any date of determination, the sum of: (a) the Accreted Value of such Note on the immediately preceding Interest Payment Date (in the event such date of determination falls before the first Interest Payment Date, the "Initial Accreted Value" specified above) plus (b) an amount determined by multiplying
(i) the amount referred to in clause (a) by (ii) 15% (provided that the accretion rate applicable to any period or portion of a period during which no interest accrues that occurs after December 15, 2004 shall be 16%) by (iii) the number of days in the period from and including the preceding Interest Payment Date to such date of determination divided by 360, less (c) any interest that accrues with respect to such period in accordance with the terms of the Note.

Interest Rate:

     Prior to December 15, 2004, unless a Cash Payment Notice (as defined below) is properly delivered by the Company, no interest shall accrue or be payable with respect to the Notes. If the Company elects to pay interest on any Interest Payment Date prior to December 15, 2004, the Company shall give written notice (each such notice a "CASH PAYMENT NOTICE") of such election to Holders five business days prior to the immediately preceding Interest Payment Date. Commencing on such immediately preceding Interest Payment Date until such Interest Payment Date for which a Cash Payment Notice has been properly delivered, interest will accrue and be payable at a rate of 15% per annum to Holders of record of the Notes at the close of business on the Regular Record Date immediately preceding the Interest Payment Date for which such Cash Payment Notice has been properly delivered, whether or not a Business Day.

     Failure to pay interest after proper delivery of a Cash Payment Notice for any reason shall not constitute a breach of this Note or the Indenture and the Accreted Value shall be determined as if such Cash Payment Notice had not been delivered. On or after December 15, 2004 interest will accrue and be payable at a rate of 15% per annum on each Interest Payment Date to Holders of record of the Notes at the close of business on the immediately preceding Regular Record Date; provided, that if and for so long as payment of interest on the Notes is prohibited under the terms of the Credit Agreement (as defined in the Indenture) interest shall not accrue or be payable with respect to the Notes.

     Interest Payment Dates:           March 15, June 15, September 15
                                       and December 15 of each year.

     Regular Record Dates:             March 1, June 1, September 1
                                       and December 1 of each year.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

     Date:
          ------------------

                                       THERMADYNE MFG. LLC, as Issuer

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                (Form of Trustee's Certificate of Authentication)


     This is one of the Junior Subordinated Notes due 2009 referred to in the within-mentioned Indenture.


                                       [TRUSTEE], as Trustee


Dated:                                 By:
      -----------------------------       --------------------------------------
                                          Authorized Signatory

                             [REVERSE SIDE OF NOTE]


                               THERMADYNE MFG. LLC

                        Junior Subordinated Note due 2009


     This Note is one of a duly authorized issue of Notes of the Company consisting of other Junior Subordinated Notes due 2009 of the Company issued on December 22, 1999 and any replacement Notes issued in exchange for, or in lieu of, the foregoing in accordance with the Indenture. The Notes are limited in aggregate principal at maturity to the Accreted Value attributable to $25,000,000. All of such Notes shall be treated as a single issue and vote together as one class for all purposes of this Note and the Indenture.

     (1) Accreted Value and Interest; Subordination. The Company agrees to pay the Accreted Value of this Note on December 15, 2009.

     The Company agrees to pay interest on the Accreted Value of this Note at the rate and in the manner specified below.

     "ACCRETED VALUE" means with respect to this Note, as of any date of determination, the sum of: (a) the Accreted Value of such Note on the immediately preceding Interest Payment Date (in the event such date of determination falls before the first Interest Payment Date, the "Initial Accreted Value" specified on the face hereof) plus (b) an amount determined by multiplying (i) the amount referred to in clause (a) by (ii) 15% (provided that the accretion rate applicable to any period or portion of a period during which no interest accrues that occurs after December 15, 2004 shall be 16%) by (iii) the number of days in the period from and including the preceding Interest Payment Date to such date of determination divided by 360, less (c) any interest that accrues with respect to such period in accordance with the terms of the Note.

Interest Rate:

     Prior to December 15, 2004, unless a Cash Payment Notice (as defined below) is properly delivered by the Company, no interest shall accrue or be payable with respect to the Notes. If the Company elects to pay interest on any Interest Payment Date prior to December 15, 2004, the Company shall give written notice (each such notice a "CASH PAYMENT NOTICE") of such election to Holders five business days prior to the immediately preceding Interest Payment Date. Commencing on such immediately preceding Interest Payment Date until such Interest Payment Date for which a Cash Payment Notice has been properly delivered, interest will accrue and be payable at a rate of 15% per annum to Holders of record of the Notes at the close of business on the Regular Record Date immediately preceding such Interest Payment Date for which a Cash Payment Notice has been properly delivered, whether or not a Business Day. Failure to pay interest after proper delivery of a Cash Payment Notice for any reason shall not constitute a breach of this Note or the Indenture and the

     Accreted Value shall be determined as if such Cash Payment Notice had not been delivered. On or after December 15, 2004 interest will accrue and be payable at a rate of 15% per annum on each Interest Payment Date to Holders of record of the Notes at the close of business on the immediately preceding Regular Record Date; provided, that if and for so long as payment of interest on the Notes is prohibited under the terms of the Credit Agreement (as defined in the Indenture) interest shall not accrue or be payable with respect to the Notes.

     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of December 22, 1999, among the Company and the buyers party thereto (the "Registration Rights Agreement").

     Interest on this Note will accrue as and to the extent set forth above; provided that, after December 15, 2004 if there is no failure or delay in the payment of interest and if this Note is authenticated between a Regular Record Date and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue payments of interest and Accreted Value, to the extent lawful, at a rate per annum equal to 1% per annum in excess of the rate of interest applicable to the Notes.

     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness and all Senior Subordinated Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and agrees to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture.

     (2) Method of Payment. The Company will pay interest on the Notes on each Interest Payment Date for which interest is to be paid to the Persons who are Holders (as reflected in the Register at the close of business on the Regular Record Date immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of Accreted Value at maturity, the Company will make payment to the Holder that surrenders this Note to any Paying Agent (which is initially the Company) on or after December 15, 2009.

     The Company will make all payments hereunder in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments hereunder by wire transfer of immediately available funds to the accounts specified by the Holder hereof or, if no such account is specified, by mailing a check to the Holder's registered address. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

     (3) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

     (4) Indenture; Limitations. The Company issued the Notes under an Indenture dated as of ______________, _____ (the "INDENTURE"), among the Company and [__________], as trustee (the "TRUSTEE"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA"). The Notes are subject to all such terms and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are unsecured junior subordinated obligations of the Company.

     (5) Optional Redemption. The Notes may be redeemed at the option of the Company, in whole, at any time and from time to time, on and prior to maturity at the following Redemption Prices (expressed in percentages of the Accreted Value thereof on the relevant Redemption Date), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided that the Company shall not optionally redeem any Notes except and to the extent permitted by the Credit Agreement,

          (a) if redeemed prior to December 15, 2004 at a redemption price equal to 115% of the Accreted Value of the Notes; and

          (b) if redeemed during the 12-month period commencing December 15 of each of the years set forth below:

              YEAR                            REDEMPTION PRICE

2004............................                   107.5%
2005............................                   105.0%
2006............................                   102.5%
2007 and thereafter.............                     100%

     Notice of a redemption will be mailed, first-class postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder's registered address. On and after the Redemption Date, interest ceases to accrue on, and the Accreted Value shall cease to increase with respect to, Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

     (6) Repurchase upon a Change in Control. Upon the occurrence of a Change in Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase, plus, if applicable, accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, that the Company shall not be required to repurchase Notes upon a Change of Control if the Company is unable to obtain all necessary consents under the Credit Agreement for such repurchase.

     (7) Denominations; Transfer; Exchange. The Notes are in fully registered form without coupons, in denominations of $1,000 and any integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

     (8) Persons Deemed Owners. A Holder may be treated as the owner of a Note for all purposes.

     (9) Discharge Prior to Redemption or Maturity. If the Company irrevocably deposits, or causes to be deposited, with a trustee who could qualify to serve as Trustee under the Indenture money or U.S. Government Obligations sufficient to pay the then outstanding Accreted Value of, and accrued interest, if any, on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to redemption or maturity, the Company will be discharged from certain covenants set forth in the Indenture.

     (10) Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Accreted Value of the Notes then Outstanding. Without notice to or the consent of any Holder, the Company may amend the Indenture or the Notes to the extent set forth in the Indenture.

     (11) Restrictive Covenants. The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters:
(i) redemption of or payments on Junior Securities and Parity Securities; (ii) dividends on Junior Securities; (iii) transactions with Affiliates; and (iv) repurchase of Notes upon a Change in Control. Within 120 days after the end of each fiscal year, the Company must report to the Holders on compliance with such limitations.

     (12) Voting. The Subscription Agreement dated as of December 22, 1999 relating to the initial purchase of this Note provides that in the event that after December 15, 2004 the Company does not pay interest in cash on four consecutive Interest Payment Dates or on six Interest Payment Dates, the Principal and its affiliates who are signatories to the Subscription Agreement shall cause, to the extent that they shall have the power to so cause, two members selected by the Holders of a majority of the Accreted Value of the Notes, voting as a single class, to be elected to the Board of Directors of Parent. Further, the Principal and such affiliates shall cause, to the extent that they shall have the power to so cause, such directors to serve on the Board of Directors until such time as the Company pays interest in cash on four consecutive Interest Payment Dates following their election.

     (13) Successor Persons. When a successor person or other entity (other than a Subsidiary of the Company) assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

     (14) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

     (15) Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on this Note.

     (16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     (17) Provisions of Indenture. Each Holder, by accepting a Note, agrees, subject to Section 1 above to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     (18) Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company:

     Thermadyne Holdings Corporation
     101 South Hanley Road
     St. Louis, Missouri 63105
     Facsimile No: (314) 746-2374
                   (314) 746-2327
     Attn: Jim Tate or Stephanie Josephson
     with a copy to:

     R. Scott Cohen, Esq.
     Weil, Gotshal & Manges LLP
     100 Crescent Court
     Suite 1300
     Dallas, TX 75201-6950
     Facsimile No: (214) 746-7777

     Any notice required to be given to a Holder shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to Holders at their registered address as recorded in the Register and shall be sufficiently given to a Holder if so mailed within the time prescribed.

     In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company.

                            [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


--------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
             ON ALL CERTIFICATES BEARING A PRIVATE PLACEMENT LEGEND]

     In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date for this Note, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                    Check One

     (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

     (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

     If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.

Date:
     -----------------------------

----------------------------------
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:
                    ---------------------------------------

     Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------------

---------------------------------------
                  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you wish to have this Note purchased by the Company pursuant to Section
4.10 of the Indenture, check the box: |_|

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount (in Accreted Value) below:

         $                     .
          ---------------------

Date:
     -----------------

Your Signature:
               -----------------------------------

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                    -------------------------------------

         Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B


                       Form of Certificate to be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                  --------------------------------------------


                                                                ---------, ----

[Trustee]
Attention: Corporate Trust Administration


         Re:  Thermadyne Mfg. LLC
              Junior Subordinated Notes due 2009 (the "Notes")


Dear Sirs:

     In connection with our proposed sale of U.S.$________ aggregate Accreted Value of the Notes as of __________________, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

     (1) the offer of the Notes was not made to a person in the United States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                       Very truly yours,

                                       [Name of Transferor]


                                       By:
                                          --------------------------------------
                                                  Authorized Signatory

                                                                       EXHIBIT C

                     FORM OF ACCREDITED INVESTOR CERTIFICATE
                       TRANSFEREE LETTER OF REPRESENTATION


[Trustee]
Attention: Corporate Trust Administration

Ladies and Gentlemen:

     In connection with our proposed purchase of $[ ] aggregate Accreted Value as of ____________ of the Junior Subordinated Notes due 2009 (the "NOTES") of Thermadyne Mfg. LLC (the "COMPANY"), we confirm that:

     1. We are an institutional "ACCREDITED INVESTOR" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT"), purchasing for our own account or for the account of such an institutional "ACCREDITED INVESTOR" as to which we exercise sole investment discretion, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any account for which we are acting are each able to bear the economic risk of our or its investment.

     2. We understand and acknowledge that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any account for which we are acting, that if we should sell any Notes within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "QUALIFIED INSTITUTIONAL BUYER" (as defined therein), (C) to an institutional "ACCREDITED INVESTOR" (as defined above) that, prior to such transfer, furnishes to the Trustee under the Indenture a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate Accreted Value of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the Untied States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     3. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Company and the Trustee such certifications, legal opinions and other information as the Company and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are acquiring the Notes for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling any Notes, except as permitted above; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary will remain at all times within our control.

     You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereto to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

     THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS).

                                       Very truly yours,

                                       (Name of Purchaser)

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Date:
                                            ------------------------------------

     Upon transfer, the Notes would be registered in the name of the new owner as follows:


By:
   --------------------------------
Date:
     ------------------------------
Taxpayer ID number:
                   ----------------

                                      C-2